EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  CERTIFICATION

  Structured Asset Securities Corporation II
  TIAA Seasoned Commercial Mortgage Trust 2007-C4
  Commercial Mortgage Pass-Through Certificates, Series 2007-C4

  We, Kenneth Cohen and Paul A. Hughson, certify that:

  1. We have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of TIAA Seasoned Commercial Mortgage Trust 2007-C4 (the "Exchange Act periodic reports");

  2.Based on our knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on our knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4.Based on our knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreement in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, we have reasonably relied on information provided to us by the following unaffiliated parties:
    Centerline Servicing Inc. as Special Servicer, First American
    Commercial Real Estate Services, Inc. as servicing function participant, Global Realty Outsourcing, Inc. as servicing function participant, Wachovia Bank, National Association as Master Servicer and Wells Fargo Bank, N.A. as Trustee.

    Dated:   March 28, 2008


   /s/ Kenneth Cohen
   By: Kenneth Cohen
   Title:  Managing Director
   (senior officer in charge of securitization of the depositor)


   /s/ Paul A. Hughson
   By: Paul A. Hughson
   Title:  Managing Director
   (senior officer in charge of securitization of the depositor)